UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement

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LUMOS NETWORKS CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LUMOS NETWORKS CORP.

One Lumos Plaza

Waynesboro, VA 22980

540-946-2000

SUPPLEMENT TO PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held May 17, 2012

Dear Stockholder:

Lumos Networks Corp., or Lumos Networks, has previously provided each of the Lumos Networks stockholders a Notice of Annual Meeting of Stockholders and related Proxy Statement, dated March 27, 2012 (the “Proxy Statement”), with respect to our Annual Meeting of Stockholders to be held on May 17, 2012. One of the proposals to be presented to stockholders at the 2012 Annual Meeting is to elect eight directors to serve until the 2013 Annual Meeting of Stockholders.

On April 26, 2012, subsequent to the date of the Proxy Statement, Mr. Michael B. Moneymaker, one of the eight nominees for election to our Board of Directors, withdrew his nomination for reelection to the Board of Directors and announced his intention to retire from the Board of Directors effective April 26, 2012. Mr. Moneymaker’s retirement as a director was previously announced by Lumos Networks in a press release issued on April 27, 2012 and a Current Report on Form 8-K filed on May 1, 2012.

Currently, we do not plan to substitute another person as a director nominee at the 2012 Annual Meeting. However, our Shareholders Agreement provides that one director will be our Chief Executive Officer for so long as he or she is employed by us. We previously announced that Timothy G. Biltz has been appointed as our President and Chief Executive Officer, effective April 26, 2012. Therefore, it is anticipated that Mr. Biltz will be appointed to the Board of Directors following the 2012 Annual Meeting.

If you have already voted your shares for the nominees listed in the Proxy Statement, your votes will be cast as indicated with respect to all the nominees except Mr. Moneymaker. Votes received with respect to Mr. Moneymaker will not be counted. You may revoke your proxy at any time before the 2012 Annual Meeting by filing with our Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2012 Annual Meeting or granting a subsequent proxy through the Internet or by telephone. Please see the Proxy Statement for information as to how to submit a proxy. If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke any previous voting instructions.

By order of the Board of Directors,

/s/ Timothy G. Biltz

Timothy G. Biltz

President and Chief Executive Officer

Waynesboro, Virginia

May 8, 2012